UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2023

INSEEGO CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Preferred Stock Purchase Rights	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

The Board of Directors of Inseego Corp. (the “Company”) has appointed Steven Gatoff as Chief Financial Officer of the Company, effective September 14, 2023, to replace Robert G. Barbieri, who is leaving the Company to pursue other interests.

Mr. Gatoff, 56, has worked most recently as chief financial officer ("CFO") of Edge Case Research, Inc. since early 2023. Before that, he worked as CFO of each of the following corporations: HALO Dx, Inc. (dba HALO Precision Diagnostics) in 2022; Absolute Software Corporation from 2020 to 2022; 8x8, Inc. from 2018 to 2020; PagerDuty, Inc. from 2017 to 2018; Rapid7, Inc. from 2013 to 2018; and iPass, Inc. from 2009 to 2013. Prior to these positions, Mr. Gatoff held senior finance roles at United Online, Inc., Sterling Commerce, Inc. and VeriSign Inc. Earlier in his career, Mr. Gatoff worked as an investment banker at several Wall Street firms including Bear Stearns & Co., Credit Suisse First Boston and Morgan Stanley. He began his career as an auditor with Deloitte & Touche. Mr. Gatoff earned a Master of Business Administration (MBA) degree from Columbia University and a Bachelor of Science (BS) degree from the University of Vermont. He is a certified public accountant (CPA).

Effective September 14, 2023, the Company’s Board of Directors also designated Mr. Gatoff as the Company’s “principal financial officer” and “principal accounting officer” for purposes of disclosures under the federal securities laws.

There are no arrangements or understandings between Mr. Gatoff and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Gatoff and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Offer Letter with Steven Gatoff

The Company entered into an offer letter with Mr. Gatoff (the “Offer Letter”) setting forth the terms of his employment as the Company’s Chief Financial Officer.

Salary and Bonus. The Offer Letter provides for an annual base salary of $350,000. Mr. Gatoff will be eligible to participate in the Company’s annual cash bonus program with an annual target bonus equal to 50% of his base salary. Mr. Gatoff will be eligible to participate in other benefit programs that the Company establishes and makes available to its employees from time to time, to the same extent available to similarly situated employees of the Company.

Term and Termination. The Offer Letter has no specific term and is subject to termination by either the Company or Mr. Gatoff at any time with or without cause.

Stock Options. Pursuant to the Offer Letter, as an inducement to accepting the appointment as the Company’s new Chief Financial Officer, Mr. Gatoff received a one-time stock option award to purchase 250,000 shares of common stock, with an exercise price equal to the closing trading price of the Company’s common stock on September 14, 2023 (the “Inducement Options”). The Inducement Options vest according to the following schedule: one-fourth of the Inducement Options shall vest on September 14, 2024, and the remaining Inducement Options vest ratably each month thereafter for a period of 36 months. The Inducement Options were issued as an employment inducement award in accordance with NASDAQ Listing Rule 5635(c)(4).

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Change in Control Agreement

The Company will enter into a Change in Control and Severance Agreement (the “Severance Agreement”) with Mr. Gatoff which will provide that Mr. Gatoff is terminated without cause or resigns for good reason (a “Covered Termination”) during the period commencing 30 days prior to a change in control and ending on the 12-month anniversary of such change in control (a “Change in Control Period”), Mr. Gatoff will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to the sum of 18 months of his then-current annual base salary, plus an amount equal to 12 months of his then-current annual target bonus opportunity. In addition, all of Mr. Gatoff’s outstanding equity awards will automatically become vested and, if applicable, exercisable, and Mr. Gatoff and his covered dependents will be entitled to certain healthcare benefits for a period of up to 18 months.

In the event of a Covered Termination other than during a Change in Control Period, Mr. Gatoff will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to the sum of 6 months of his then-current annual base salary, plus a lump-sum bonus payment equal to the pro-rated portion of the target bonus in the year of termination based on actual achievement of corporate performance goals and assumed full achievement of any individual performance goals. In addition, Mr. Gatoff’s outstanding equity awards will become vested and, if applicable, exercisable with respect to that number of shares of Company common stock that would have vested had Mr. Gatoff continued employment with the Company for six months following the date of termination, and Mr. Gatoff and his covered dependents will be entitled to certain healthcare benefits for a period of up to 9 months.

Indemnification Agreement

The Company and Mr. Gatoff will enter into the Company’s standard form of indemnification agreement.  The agreement requires the Company, among other things, to indemnify Mr. Gatoff against liabilities that may arise by reason of his service to the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: September 14, 2023	By:	/s/ Kurt E. Scheuerman
Name: Kurt E. Scheuerman
Title: Chief Administrative Officer and General Counsel

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